JUNE 2013 Discussion Materials Exhibit (c)(9) PRIVATE AND CONFIDENTIAL

Evolution of Comparable Companies Performance and Valuation
Social
Expression:
From 9/25/12 to today, Blyth’s and CSS’s EV/EBITDA multiples have declined. Blyth’s stock price has been negatively impacted from the failed IPO of its subsidiary ViSalus combined with multiple downward revisions of EPS guidance.
CSS’s stock price has improved primarily due to reporting higher than expected earnings; however its EV/EBITDA multiple has compressed somewhat due to concern over double digit percentage decline in revenue over past two quarters
Print
Media:
Stock prices and EV/EBITDA multiples highly correlated to earnings results; Quad/Graphics and R.R. Donnelley have improved due to positive earnings reports, major contract announcements and improved outlook from Wall Street analysts, while Scholastic has declined based on negative earnings reports and downward revisions of EPS guidance
Directories:
As a group, EV/EBITDA multiples did not change significantly during the period; Eniro’s stock price has outperformed its peers due to streamlining of operations and divesting of non-core businesses
E-Commerce:
Stock prices and EV/EBITDA multiples for 1-800-Flowers.com and Shutterfly have improved significantly since
9/25/13 with both companies reporting higher than expected revenue and earnings growth; CafePress has underperformed since 9/25/12 due to earnings misses and poor reaction by the market to the EZ Prints acquisition
Licensing:
Iconix has outperformed its peers significantly from 9/25/12 through today with significant multiple expansion, higher than expected earnings and well-received acquisition announcements; Meredith Corporation’s stock price and EV/EBITDA multiples have improved slightly, resulting from optimistic outlook from analysts and increase returns to shareholders;
Cherokee’s stock price and EV/EBITDA multiples have declined during the period due to lower than expected earnings
Low-Growth
Retail:
Group has improved significantly during the period with EV/EBITDA multiples for all four companies increasing from 9/25/12 to today as general retail sentiment has improved and same-store-sales have beat expectations;
hhgregg, GameStop and Best Buy have improved due to more optimistic outlook on the businesses from Wall Street analysts
(improved recommendations, increased price targets and increased earnings estimates); Barnes & Noble’s stock price and
EV/EBITDA multiple have risen significantly since 2/22/13 when it was reported that there could be a possible sale of its retail business. Barnes & Noble’s stock had continued to appreciate greatly after rumors circulated regarding Microsoft purchasing the
Nook business for $1 billion, but retreated a lesser amount following rumors of talks ending
Below is a summary of how the comparable companies have traded since 9/25/12 (the “unaffected date” and date of the “Initial
Offer”) to both 3/28/12 (date the PJSC Fairness Opinion was delivered) and current (6/20/13)

PRIVATE AND CONFIDENTIAL

Evolution of Comparable Companies Stock Performance and Valuation
*9/25/12 represents the last trading day close before Weiss Family announced go-private transaction (the “unaffected date”).
**3/28/13 represents the date the PJSC Fairness Opinion was delivered and the date of the meeting of the Board of Directors to vote on Weiss Family go-private transaction.
(a) Source: Capital IQ.
(b) Yellow Media did not begin trading publicly until 12/21/12.
As of
Company 9/25/12 (a) 3/28/13 6/20/13 Comments
Social Expression
Blyth, Inc. 9/26/12 - Blyth subsidiary ViSalus withdraws its IPO due to uncertain market conditions
EV / LTM EBITDA 6.2 x
3.3 x 3.4 x
(stock declines 21% on this news)
Stock Price $32.57 $17.36 $13.65 10/29/12 - Announces sale of Sterno business in Price from 9/25/12* (46.7%) (58.1%) 11/13/12 - Lowers FY12 EPS guidance in Price from 3/28/13** (21.4%) 3/14/13 & 3/8/13 - Lowers FY13 EPS guidance twice
CSS Industries Inc. 10/23/12 - Reports Q2 FY12 earnings ahead of analysts' estimates
EV / LTM EBITDA 4.3 x
5.0 x 4.1 x
5/21/13 - Reports Q4 and FY12 earnings ahead of analysts' estimates
Stock Price $21.04 $25.97 $24.94
in Price from 9/25/12* 23.4% 18.5%
in Price from 3/28/13** (4.0%)
Print Media
Quad/Graphics, Inc. 10/10/12 - Acquires Vertis Holdings for $285mm
EV / LTM EBITDA 3.7 x 4.3 x 4.8 x 12/14/12 - Increases quarterly dividend 20%
Stock Price $17.80 $23.94 $24.05 3/6/13 - RBC raises price target and target EV/EBITDA multiple citing near-term visibility improving in Price from 9/25/12* 34.5% 35.1%
in Price from 3/28/13** 0.5%
R.R. Donnelley & Sons 11/12 - Secures multi-year contracts from Scotiabank and AARP
EV / LTM EBITDA 4.3 x 4.2 x 4.6 x 2/26/13 - Issues FY13 revenue guidance above analysts' estimates
Stock Price $10.97 $12.05 $12.80 5/13 - Secures multi-year, multi-million agreement with Williams-Sonoma, AmeriMark, in Price from 9/25/12* 9.8% 16.7% Dr. Leonard's Healthcare, Northern Tool and The Sportsman's Guide
in Price from 3/28/13** 6.2%
Scholastic Corporation 11/20/12 - Lowers FY13 revenue and EPS guidance (stock declines 18% on this news)
EV / LTM EBITDA 4.6 x 4.1 x 4.4 x 3/21/13 - Lowers FY13 revenue and EPS guidance again (stock declines 14% on this news)
Stock Price $32.60 $26.65 $28.83
in Price from 9/25/12* (18.3%) (11.6%)
in Price from 3/28/13** 8.2%
Directories
Solocal Group SA
10/2/12 - Announces sale of 40% stake in Editus Luxembourg
EV / LTM EBITDA 4.8 x 4.9 x 4.7 x 12/12/12 - Goldman Sachs & KKR sell down collective stake from 55% to 19%
Stock Price $1.95 $2.15 $2.07 1/24/13 - Lowers FY12 guidance; issues FY13 guidance below analysts' estimates in Price from 9/25/12* 10.2% 6.0%
in Price from 3/28/13** (3.8%)
Eniro AB
11/23/12 - Announces it will sell Norwegian B2B service Inform
EV / LTM EBITDA 4.1 x 3.9 x 4.7 x 12/20/12 - Announces it will continue to streamline operations and divest non-core businesses
Stock Price $1.47 $1.79 $2.98 4/24/13 - Announces it has signed commitment letter on long-term financing a year in Price from 9/25/12* 22.0% 103.2% before current bank loans expire (stock increases 21% over two days)
in Price from 3/28/13** 66.6%
Yellow Media Limited (b) 12/21/12
EV / LTM EBITDA NA 2.0 x 2.0 x
Stock Price NA $9.19 $10.61
in Price from 9/25/12* NA NA
in Price from 3/28/13** 15.5%

PRIVATE AND CONFIDENTIAL
Did not begin trading publicly until

Evolution of Comparable Companies Stock Performance and Valuation
*9/25/12 represents the last trading day close before Weiss Family announced go-private transaction (the “unaffected date”).
**3/28/13 represents the date the PJSC Fairness Opinion was delivered and the date of the meeting of the Board of Directors to vote on Weiss Family go-private transaction.
(a) Source: Capital IQ.
As of
Company 9/25/12 (a) 3/28/13 6/20/13 Comments
E-Commerce
1-800-Flowers.com Inc.
10/25/12 - Reiterated top and bottom line guidance for FY13; saying
EV / LTM EBITDA 6.2 x 6.7 x 7.7 x it continues to achieve MSD revenue growth across all three
Stock Price $3.76 $4.97 $5.89 business segments and double-digit increases in EBITDA and EPS in Price from 9/25/12* 32.2% 56.6% 1/31/13 & 4/30/13 - Reported EPS for Q3 & Q4 higher than analysts’
in Price from 3/28/13** 18.5% estimates and reaffirmed FY13 guidance in both announcements
1/31/13 & 4/30/13 - Reported EPS for Q3 & Q4 higher than analysts’
Shutterfly, Inc.
10/10/12 - Upgrade to Buy by Cantor Fitzgerald
EV / LTM EBITDA 11.3 x 10.5 x 13.9 x 11/1/12 - Announces $60mm share repurchase program
Stock Price $30.48 $44.17 $51.15 12/19/12 - Announces it will license Kodak Imaging Patents in Price from 9/25/12* 44.9% 67.8% 2/5/13 - Issues FY13 revenue guidance above analysts’ estimates and beats analysts’ Q4 FY12 in Price from 3/28/13** 15.8% EPS estimates by 39%
2/6/13 & 4/24/13- Topeka Capital raises price target to $45 and $50, respectively, citing EBITDA outperformance (vs. guidance) and predicted EV/EBITDA multiple expansion
5/1/13 - Reports Q1 FY13 revenue and Q2 FY13 revenue guidance above analysts’
estimates helped by rising demand for photo printing
5/13/13 - Announces $220mm in convertible senior notes offering; plans to use proceeds to fund acquisitions and other strategic transactions
CafePress Inc. 10/10/12 - Announces acquisition of EZ prints
EV / LTM EBITDA 4.8 x 3.7 x 4.4 x (stock declines 26% in 3 days)
Stock Price $9.30 $6.01 $6.05 11/7/12 - Reports Q3 FY12 EPS below analysts’ estimates in Price from 9/25/12* (35.4%) (34.9%) 2/13/13 -
in Price from 3/28/13** 0.7% 5/2/13 -
Licensing
Meredith Corporation 11/8/12 - Raises Q2 FY13 EPS estimate; reaffirms FY13 EPS guidance
EV / LTM EBITDA 7.8 x 7.8 x 8.9 x 2/4/13 - Increases quarterly dividend by 6.5%
Stock Price $35.49 $38.26 $45.09 4/25/13 -
in Price from 9/25/12* 7.8% 27.0% issues Q4 FY13 guidance below analysts' estimates in Price from 3/28/13** 17.9% 6/18/13 - Deutsche Bank raises PT on optimistic outlook on improving national media trends
Iconix Brand Group, Inc.
2/4/13 - Acquires 51% of Buffalo David Bitton Brand; increases FY13 EPS and revenue guidance
EV / LTM EBITDA 7.3 x 11.1 x 11.8 x 2/4/13, 2/20, 4/24 - Brean Capital raises price target three times, citing positive guidance, acquisitions
Stock Price $18.15 $25.87 $29.28 4/24/13 - Announces Q1 FY13 EPS 26% increase over prior year quarter; also raises FY13 in Price from 9/25/12* 42.6% 61.4% EPS guidance (stock price increase 13% over 3 day period)
in Price from 3/28/13** 13.2% 5/25/13 - Iconix buys remaining 49% of Ecko’s parent for $45mm
Cherokee Inc. 4/30/13 - Announces EPS for year comes in slightly lower than previous year
EV / LTM EBITDA 10.1 x
9.4 x 9.4 x
6/13/13 - Announces adjusted EPS up slightly from previous year
Stock Price $14.56 $13.70 $12.96
in Price from 9/25/12* (5.9%) (11.0%)
in Price from 3/28/13** (5.4%)
PRIVATE AND CONFIDENTIAL
3
Reports Q4 FY12 EPS above analysts’ estimates
Reports Q1 FY13 EPS above analysts’ estimates
Reports Q3 FY13 EPS above analysts’ estimates;

Evolution of Comparable Companies Stock Performance and Valuation
*9/25/12 represents the last trading day close before Weiss Family announced go-private transaction (the “unaffected date”).
**3/28/13 represents the date the PJSC Fairness Opinion was delivered and the date of the meeting of the Board of Directors to vote on Weiss Family go-private transaction.
(a) Source: Capital IQ.
(b) Barnes & Noble’s “3/28/13” and “6/20/13” EV / EBITDA multiple is as of 2/22/13, day prior to announcement of potential sale of Retail Business and subsequent rumors about Microsoft transaction for the
Nook business unit.
As of
Company 9/25/12 (a) 3/28/13 6/20/13 Comments
Low-Growth Retail
Barnes & Noble, Inc. (b)
2/22/13 - announcement of potential sale of retail business
EV / LTM EBITDA 6.4 x 5.2 x 5.2 x 5/8/13 - Reported rumor that Microsoft will acquire Nook business for $1bn
Stock Price $12.26 $13.51 $18.44 (stock increases 25% that day on this news)
in Price from 9/25/12* 10.2% 50.4%
in Price from 3/28/13** 36.5%
hhgregg, Inc.
1/31/13 - JP Morgan raises price target to $9 from $8 per share on improving outlook on business
EV / LTM EBITDA 2.5 x 3.9 x 6.0 x 5/20/13 - Announces share repurchase program of $50 million
Stock Price $7.08 $11.05 $16.68 Benefiting from rising home values and sales which have lead in Price from 9/25/12* 56.1% 135.6% consumers to buy or replace appliances and electronic devices in Price from 3/28/13** 51.0% 5/21/13 - JP Morgan raises price target to $17 based on increased estimates targeting 5x EV/EBITDA
GameStop Corp.
11/16/13 - Wedbush Securities raises price target to $33 citing strong revenue and earnings growth
EV / LTM EBITDA 3.1 x 3.4 x 6.0 x potential from continued market share gains, digital growth and its repurchase program
Stock Price $20.88 $27.97 $40.94 3/26/13 - Oppenheimer raises price target to $27 from $17 due to multiple expansion in Price from 9/25/12* 34.0% 96.1% 3/28/13 - CEO announces Company is looking for acquisition opportunities in Price from 3/28/13** 46.4% for growth to expand beyond digital gaming in Q4 FY12 earnings
5/7/13 - Piper Jaffray raises revenue and EPS estimates; increases price target to $43 from $36
5/23/13 - Declares $0.275 quarterly dividend (as compared to
$0.15 in the comparable quarter of the prior year)
6/10/13 - Company begins taking pre -orders for Xbox One
6/20/13 - Shares surge 6% as Microsoft announces it won’t place restrictions on used games for Xbox One
Best Buy Co., Inc.
1/28/13 - BB&T Capital Markets upgrades to buy and raises price target to $21 citing improved
EV / LTM EBITDA 2.7 x 3.6 x 4.8 x management team, Apple's influence abating, leveling playing field with Amazon, cost cutting
Stock Price $16.93 $22.15 $26.59 2/26/13 - Announces cost cutting plan under new CFO ; outlines $150mm in SG &A savings in Price from 9/25/12* 30.8% 57.1% 3/6/13 - Jefferies upgrade to buy; raises price target to $24 from $13 on better management, in Price from 3/28/13** 20.0% clear costing cutting initiatives, gains from investments in multi-channel, multiple expansion
4/5/13 - Samsung announces will open 1,000 store-in-stores inside Best Buy stores
4/30/13 - Carphone Warehouse announces its proposed
acquisition of Best Buy's 50% stake in CPW Europe
5/21/13 - Announces better-than-expected first quarter results
5/21/13 - JP Morgan upgrades to buy and raises price target to $29, citing multiple expansion and improved margin outlook
6/13/13 - Microsoft announces it would open 500 specialty stores within existing Best Buy stores selling exclusively Windows products

PRIVATE AND CONFIDENTIAL

Comparative Stock Price Performance – vs. S&P 400 Consumer Discretionary
3-Year Relative Stock Chart 5-Year Relative Stock Chart
10-Year Relative Stock Chart 15-Year Relative Stock Chart
Source: Capital IQ and Bloomberg.
While the broader market has provided significant returns on equity investments over time, American Greetings has significantly underperformed and, in most periods, has not provided a positive return
(Period ending September 25, 2012)
75.6%
168.1%
R  : 0.320
55.0%
134.0%
R : 0.362
87.4%
223.6%
R : 0.300
41.9%
253.9%
R  : 0.206
PRIVATE AND CONFIDENTIAL
50%
75%
100%
125%
150%
175%
200%
Sep-09 Mar-10 Sep-10 Mar-11 Sep-11 Mar-12 Sep-12
0%
50%
100%
150%
200%
250%
Sep-02 Sep-04 Sep-06 Sep-08 Sep-10 Sep-12
0%
25%
50%
75%
100%
125%
150%
Sep-07 Sep-08 Sep-09 Sep-10 Sep-11 Sep-12
0%
50%
100%
150%
200%
250%
300%
Sep-97 Sep-00 Sep-03 Sep-06 Sep-09 Sep-12
American Greetings S&P 400 Consumer Discretionary American Greetings S&P 400 Consumer Discretionary
American Greetings S&P 400 Consumer Discretionary American Greetings S&P 400 Consumer Discretionary
2
2
2
2

Correlation with American Greetings Share Price
**Source: Bloomberg. R-squared is calculated as the weekly correlation between week over week change of the stock and American Greetings.
PRIVATE AND CONFIDENTIAL
0.100
0.200
0.300
0.400
0.500
0.600
0.700
0.800
0.900
1.000
CSS BTH SCHL MDP ICON CHKE FLWS SFLY RRD QUAD HGG GME BBY BKS
0.172
0.026 0.029
0.021
0.106
0.016
0.126
0.012
0.022
0.051
0.033
0.084
0.097
0.076
0.288
0.304
0.155
0.178
0.202
0.217
0.144
0.098
0.212
0.088
0.138
0.076
0.176
0.070
1-Year (9/26/11 - 9/25/12) 5-Year (9/25/07 - 9/25/12)

Stock Price Performance of DJIA Constituents
PRIVATE AND CONFIDENTIAL
Stock Price as of % from 9/25/12 to: % from 3/28/13 to:
Market Cap 9/25/2012 3/28/13 6/17/13 3/28/13 6/17/13 6/17/13
Exxon $395,950 $91.74 $90.11 $91.51 (1.8%) (0.3%) 1.6%
Microsoft 279,679 30.39 28.61 35.00 (5.9%) 15.2% 22.4%
General Electric 240,408 22.31 23.12 23.77 3.6% 6.5% 2.8%
Wal-Mart 239,296 74.26 74.83 74.95 0.8% 0.9% 0.2%
Johnson & Johnson 232,070 69.32 81.53 85.63 17.6% 23.5% 5.0%
Chevron 228,647 116.93 118.82 121.22 1.6% 3.7% 2.0%
IBM 218,820 204.98 213.30 203.04 4.1% (0.9%) (4.8%)
Procter & Gamble 206,243 69.59 77.06 78.96 10.7% 13.5% 2.5%
Pfizer 203,114 24.84 28.86 29.16 16.2% 17.4% 1.0%
JPMorgan 198,862 40.55 47.46 53.85 17.0% 32.8% 13.5%
AT&T 184,803 38.06 36.69 35.76 (3.6%) (6.0%) (2.5%)
Coca-Cola 174,275 37.68 40.44 40.68 7.3% 8.0% 0.6%
Merck & Co. 139,838 45.11 44.20 47.80 (2.0%) 6.0% 8.1%
Verizon 140,075 45.62 49.15 50.71 7.7% 11.2% 3.2%
Bank of America 138,959 8.93 12.18 13.21 36.5% 48.0% 8.5%
Cisco 130,589 18.67 20.90 24.70 11.9% 32.3% 18.2%
Intel 120,224 22.54 21.84 25.10 (3.1%) 11.4% 15.0%
Walt Disney 111,622 52.54 56.80 64.49 8.1% 22.7% 13.5%
Home Depot 107,909 59.72 69.78 76.14 16.8% 27.5% 9.1%
McDonald's 97,037 92.86 99.69 98.74 7.4% 6.3% (1.0%)
United Technologies 84,897 78.77 93.43 94.98 18.6% 20.6% 1.7%
3M Company 75,079 92.83 106.31 111.91 14.5% 20.6% 5.3%
UnitedHealth Group 65,076 56.20 57.21 64.37 1.8% 14.5% 12.5%
Mean 8.1% 14.6% 6.0%
Median 7.4% 13.5% 3.2%
Dow Jones 13,457.55 14,578.54 15,179.85 8.3% 12.8% 4.1%
S&P 400 Consumer Discretionary 436.79 499.85 528.03 14.4% 20.9% 5.6%

Total Volume (Shares mm)

Total Volume (Shares mm)

Total Volume (Shares mm)

Total Volume (Shares mm)

Peter J Solomon Company

Trading Activity Since Offer
4/1/13 – 6/20/13 4/1/13 – 4/30/13
5/1/13 – 5/30/13 6/1/13 – 6/20/13
Source: Capital IQ as of 6/20/13.
Since 4/1/13, 38.7 million shares have traded at an average price of $18.34 per share and average daily volume of 700K shares
During the one year prior to the Initial Offer on 9/25/12, average price was $15.06 per share and average daily volume was 540K shares
0%
57%
6%
4%
6%
11%
16%
0
5
10
15
20
25
Below
$18.00
$18.00-
$18.19
$18.20-
$18.24
$18.25-
$18.29
$18.30-
$18.34
$18.35-
$18.39
$18.40
and
Above
0%
75%
7%
5%
8%
3%
1%
0
5
10
15
20
25
Below
$18.00
$18.00-
$18.19
$18.20-
$18.24
$18.25-
$18.29
$18.30-
$18.34
$18.35-
$18.39
$18.40
and
Above
0% 0% 0% 0%
3%
34%
63%
0
1
2
3
4
5
6
Below
$18.00
$18.00-
$18.19
$18.20-
$18.24
$18.25-
$18.29
$18.30-
$18.34
$18.35-
$18.39
$18.40
and
Above
8
PRIVATE AND CONFIDENTIAL
0% 0% 0% 0% 0%
33%
67%
0
1
1
2
2
3
Below
$18.00
$18.00-
$18.19
$18.20-
$18.24
$18.25-
$18.29
$18.30-
$18.34
$18.35-
$18.39
$18.40
Above
and

EV / EBITDA Multiple

EV / EBITDA Multiple

EV / EBITDA Multiple

PETER J SOLOMON COMPANY

Valuation Matrix
Illustrative Share Prices at Various Multiples & EBITDA Levels (a)
$18.20 as Discount / Premium to Implied Price Implied Price as Discount / Premium to $18.20
(a) Share prices calculated using net debt as of May 2013 per Management guidance of $196 million and diluted shares outstanding as of May 1, 2013 of 31.9 million, restricted stock units of 1.0 million, performance shares of 1.0 million and options outstanding with an average strike price of $21.67.
(b) Source: Treasury model with certain adjustments per Management guidance.
(c) Source: Management guidance of FY2013 actual adjusted EBITDA and Management guidance of latest estimate of FY2014 adjusted EBITDA.
(d) EBITDA per Sources and Uses for FY2013 received 6/19/13.
(e) Initial estimate of adjusted EBITDA for LTM period ending Q1 FY2014E with FY2014E Q1 of $48.7 million per Management Guidance, FY2013 of $212.3 million per Treasury Model with certain adjustments and Q1 FY2013 of $55.0 million per company filings.
PRIVATE AND CONFIDENTIAL
FY2013 EBITDA $M
LTM
FY2014 EBITDA $M Illustrative EBITDA
Orig. Est. (b) Actual (c) Financing (d) Q1 FY14 (e) Orig. Est. (b) Revised (c)
$201.0 $212.3 $215.0 $206.0 $208.5 $215.7 $220.0 $225.0 $230.0
3.00 x
53% 41% 39% 47% 45% 38% 34% 30% 26%
3.25 x
36% 26% 24% 31% 29% 23% 20% 16% 13%
3.50 x
23% 14% 12% 18% 17% 11% 8% 5% 2%
3.75 x
12% 4% 2% 8% 6% 1% (1%) (4%) (7%)
4.00 x 2% (5%) (6%) (1%) (2%) (7%) (9%) (12%) (14%)
4.25 x
(5%) (12%) (13%) (8%) (10%) (14%) (16%) (18%) (20%)
4.50 x
(12%) (18%) (19%) (15%) (16%) (20%) (22%) (24%) (26%)
4.75 x
(18%) (23%) (25%) (21%) (22%) (25%) (27%) (29%) (31%)
5.00 x
(23%) (28%) (29%) (25%) (27%) (30%) (31%) (33%) (35%)
FY2013 EBITDA $M LTM FY2014 EBITDA $M Illustrative EBITDA
Orig. Est. (b) Actual (c) Financing (d) Q1 FY14 (e) Orig. Est. (b) Revised (c)
$201.0 $212.3 $215.0 $206.0 $208.5 $215.7 $220.0 $225.0 $230.0
3.00 x
(35%) (29%) (28%) (32%) (31%) (27%) (25%) (23%) (21%)
3.25 x
(26%) (21%) (19%) (24%) (23%) (19%) (17%) (14%) (11%)
3.50 x
(18%) (12%) (11%) (16%) (14%) (10%) (8%) (5%) (2%)
3.75 x
(10%) (4%) (2%) (7%) (6%) (1%) 1% 4% 7%
4.00 x
(2%) 5% 7% 1% 3% 7% 10% 13% 16%
4.25 x
6% 14% 15% 9% 11% 16% 19% 22% 26%
4.50 x
14% 22% 24% 18% 19% 25% 28% 31% 35%
4.75 x
22% 31% 33% 26% 28% 33% 36% 40% 44%
5.00 x
30% 39% 41% 34% 36% 42% 45% 49% 53%
FY2013 EBITDA $M
LTM
FY2014 EBITDA $M Illustrative EBITDA
Orig. Est. (b) Actual (c) Financing (d) Q1 FY14 (e) Orig. Est. (b) Revised (c)
$201.0 $212.3 $215.0 $206.0 $208.5 $215.7 $220.0 $225.0 $230.0
3.00 x $11.91 $12.90 $13.14 $12.35 $12.56 $13.20 $13.57 $14.01 $14.45
3.25 x 13.38 14.45 14.71 13.85 14.09 14.78 15.18 15.66 16.13
3.50 x 14.85 16.00 16.28 15.36 15.61 16.35 16.79 17.31 17.82
3.75 x 16.32 17.56 17.85 16.87 17.14 17.93 18.40 18.95 19.50
4.00 x 17.79 19.11 19.43 18.37 18.66 19.51 20.01 20.60 21.18
4.25 x 19.26 20.66 21.00 19.88 20.19 21.09 21.62 22.24 22.86
4.50 x 20.73 22.22 22.57 21.39 21.71 22.66 23.23 23.89 24.55
4.75 x 22.20 23.77 24.14 22.89 23.24 24.24 24.84 25.53 26.23
5.00 x 23.67 25.32 25.72 24.40 24.76 25.82 26.45 27.18 27.91

Factors Likely to Impact American Greetings Share Price Trading in
Absence of a Deal
Orphaned public company
– Currently only one research analyst (formerly 3 analysts 2 years ago)
– Single comparable company is private
Controlled company
– Strategic and financial decisions continue to reflect Weiss Family ownership / influence
Short interest
– Prior to announcement of take-private, AM short interest was 44%, among the highest on the S&P 500
Thinly traded shares contribute to increased volatility
Unpredictable earnings and negative reaction to earnings “misses”
Financials significantly impacted by non-recurring, one-time and other special items
– 50% of LTM January and 34% of FY13 EBITDA, respectively, were adjustments and one-timers
– FY2013 Actual outperformance relative to plan largely driven by non operating items
Core business in accelerating decline
– Year-over-year pieces declines of -1.5%, -2.5%, -3.4% and -3.7% over last four calendar years
– “Heavy users” declined -1.5% in 2012
Scarce new profitable growth opportunities
– New account opportunities rare and costs to secure contracts makes returns low or potentially unprofitable
– ROI on digital initiatives remains unclear
PRIVATE AND CONFIDENTIAL
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Currently only one research analyst (formerly 3 analysts 2 years ago)
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Prior to announcement of take-private, AM short interest was 44%, among the highest on the S&P 500
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LTM volatility has been 26 vs. S&P 400 Consumer Discretionary of 17